UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   July 15, 2005

Innofone, Inc.
(Exact name of registrant as specified in its charter)

         Nevada                                0-31949                              98-0202313
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                                                 Identification No.)

          3470 Olney-Laytonsville Rd., Suite 118, Olney, MD                  20832
(Address of Principal Executive Officers)                                 (Zip Code)

Registrant's telephone number, including area code:    301-774-6913

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3.02   Unregistered Sales of Equity Securities

As of July 21, 2005 the registrant has 27,235,270 common shares outstanding.  Registrant issued @ par 6,100,000 restricted common shares to its President on November 17, 2004 as reimbursement for expenses paid on behalf of the company.

The registrant issued @ par an additional 10,000,000 of restricted common stock to its President as reimbursement of expenses paid on behalf of the Company.

On February 4, 2005 the registrant issued @ par 3,750,000 restricted common shares to Alliance Housing Partners as reimbursement of expenses paid on behalf of the Company.

On April 4, 2003 the Company issued, but later canceled 145,000 (post reverse) restricted shares in anticipation of a merger.  The transaction did not close and the shares have been canceled.

On September 17, 2004 the Company issued, but later canceled 5,000,000 restricted common shares of the Company to Langley Park Investments.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2005

                                                                                     By:        /s/ Frederic Richardson
                                                                                           Frederic Richardson, President & CEO